Exhibit 99.1

1 Mead Johnson Nutrition Agrees to Be Acquired by Reckitt Benckiser Deal Creates New Opportunities for Expansion, Growth GLENVIEW, Ill. – February 10, 2017 – Mead Johnson Nutrition Company (NYSE: MJN) today announced that it has reached an agreement to be acquired by Reckitt Benckiser Group plc (RB), the world’s leading consumer health and hygiene company. As a result of this transaction, Mead Johnson will become a new division of RB with its globally-recognized Enfamil and Nutramigen brands joining RB’s portfolio of leading consumer health brands. RB has agreed to pay $90 cash for each share of Mead Johnson common stock in a transaction valued at approximately $17.9 billion (including net debt). The price represents a premium of 29% to MJN’s undisturbed closing price on February 1, 2017 before market speculation of a potential transaction. Including Mead Johnson’s net debt of $1.2 billion as of December 31, 2016, the total enterprise value of the transaction is $17.9 billion, representing a multiple of 17.4x 2016 non-GAAP EBITDA. The transaction has been unanimously approved by the Mead Johnson Board of Directors. Closing of the transaction is subject to customary conditions, including approval by shareholders of both Mead Johnson and RB and regulatory approvals, and is expected to occur during the third quarter of 2017. Mead Johnson will continue to pay its normal quarterly dividend until closing. “This transaction recognizes the value of our leading brands and strong, global organization,” said Kasper Jakobsen, MJN’s Chief Executive Officer. “As part of Reckitt Benckiser, a bigger health care focused business recognized for its marketing capabilities, we will derive benefits from both increased scale and diversification. We are pleased that our shareholders have an opportunity to recognize significant and immediate value and are excited for the new opportunities for our employees as part of a larger company.” “Mead Johnson’s geographic footprint significantly strengthens our position in developing markets, which account for approximately 40% of the combined group’s sales, with China becoming our second largest ‘Powermarket,’” noted RB’s Chief Executive Officer, Rakesh Kapoor. “We are confident that our deep understanding of consumer needs and our expertise in scaling global brands will deliver significant growth for the MJN portfolio. We will draw on the best of both businesses and continue to build on Mead Johnson’s extensive R&D, regulatory, quality and specialist distribution capabilities.” Goldman Sachs acted as Mead Johnson’s lead financial advisor. Morgan Stanley also acted as financial advisor to the company. Kirkland & Ellis LLP acted as Mead Johnson’s legal advisor. Page 1

About Mead Johnson Mead Johnson, a global leader in pediatric nutrition, develops, manufactures, markets and distributes more than 70 products in over 50 markets worldwide. The company’s mission is to nourish the world’s children for the best start in life. The Mead Johnson name has been associated with science-based pediatric nutrition products for over 110 years. The company’s “Enfa™” family of brands, including Enfamil® infant formula, is a world leading brand franchise in pediatric nutrition. For further information, log onto www.meadjohnson.com. About Reckitt Benckiser (RB) RB is the world’s leading consumer health and hygiene company. The company has operations in over 60 countries, with headquarters in London, Dubai and Amsterdam, and sales in most countries across the globe. The company employs approximately 37,000 people worldwide. Led by a purpose of providing innovative solutions for healthier lives and happier homes, RB is amongst the top 10 companies listed on the London Stock Exchange. It is the global No 1 or No 2 in the majority of its fast-growing categories, driven by an exceptional focus on innovation. RB’s Health, Hygiene and Home portfolio is led by its global Powerbrands including Nurofen, Strepsils, Gaviscon, Mucinex, Durex, Scholl, Clearasil, Lysol, Dettol, Veet, Harpic, Cillit Bang, Mortein, Finish, Vanish, Calgon, Air Wick, Woolite and French’s. Powerbrands represent 80% of RB’s net revenue. RB is redefining the world of consumer health and hygiene. Its people and unique culture are at the heart of its success. It has a drive for achievement and a passion to outperform wherever it focuses, including sustainability where it is targeting a 1/3 reduction in water impact, a 1/3 reduction in carbon and 1/3 of net revenue from more sustainable products. RB is proud to lead the Save a Child a Minute campaign, which aims to eliminate child deaths from diarrhoea, one of the world’s largest killers of children under 5. ### CONTACTS Media Investors Christopher Perille Kathy MacDonald 1.847.832.2178 1.847.832.2182 chris.perille@mjn.com kathy.macdonald@mjn.com Cautionary Statement Regarding Forward-Looking Statements This release contains certain statements with respect to a transaction involving Mead Johnson Nutrition Company (“Mead Johnson”) and Reckitt Benckiser Group plc that are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the fact they use words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations that involve inherent risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: (1) the possibility that a transaction will not be consummated or delays in consummating the transaction; (2) adverse effects on the market price of Mead Johnson’s common stock and on Mead Johnson’s operating results because of a failure to complete the transaction; (3) negative effects relating to the announcement of the transaction or any further announcements relating to the transaction or the entrance into or consummation of the transaction on the market price of Mead Johnson’s stock; (4) unanticipated difficulties or expenditures relating to the transaction; (5) legal proceedings instituted against Mead Johnson and others in connection with the transaction; (6) disruptions of current Page 2 plans and operations caused by the announcement and pendency of the transaction; (7) potential difficulties in employee retention as a result of the announcement and pendency of the transaction; (8) the response of customers, distributors, suppliers and competitors to the announcement of the transaction; (9) the ability to sustain brand strength, particularly the Enfa family of brands; (10) the effect on the company’s reputation of real or perceived quality issues; (11) the effect of regulatory restrictions related to the company’s products; (12) the adverse effect of commodity costs; (13) increased competition from branded, private label, store and economy-branded products; (14) the effect of an economic downturn on consumers’ purchasing behavior and customers’ ability to pay for product; (15) inventory reductions by customers; (16) the adverse effect of changes in foreign currency exchange rates; (17) the effect of changes in economic, political and social conditions in the markets where we operate; (18) changing consumer preferences; (19) the possibility of changes in the Women, Infants and Children (WIC) program, or participation in WIC; (20) legislative, regulatory or judicial action that may adversely affect the company’s ability to advertise its products, maintain product margins, or negatively impact the company’s reputation or result in fines or penalties that decrease earnings; and (21) the ability to develop and market new, innovative products. Where, in any forward-looking statement, we or our management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Our actual results may differ materially from our expectations, plans or projections. Forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond our ability to control or predict with accuracy and some of which might not even anticipate. There can be no assurance that we will achieve our expectations and we do not assume responsibility for the accuracy and completeness of the forward-looking statements. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described in the risk factor section of our reports filed with the Securities and Exchange Commission (“SEC”). Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Mead Johnson. All forward-looking statements included in this release are based upon information available to Mead Johnson as of the date of the release, and we assume no obligation to update or revise any such forward-looking statements except as required by law. Additional Information and Where to Find It This release may be deemed to be solicitation material in respect of the transaction. In connection with the transaction, Mead Johnson will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEAD JOHNSON AND THE TRANSACTION. Mead Johnson’s investors and security holders will be able to obtain a free copy of these documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Mead Johnson’s Website at www.meadjohnson.com or by contacting Mead Johnson: Investors: Media: Kathy MacDonald, 847-832-2182 Christopher Perille, 847-832-2178 kathy.macdonald@mjn.com chris.perille@mjn.com Participants in the Solicitation Mead Johnson and its officers and directors may be deemed to be participants in the solicitation of proxies from Mead Johnson stockholders with respect to the transaction. Information about Mead Johnson officers and directors and their ownership of Mead Johnson common shares is set forth in the proxy statement for Mead Johnson’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2016, and in other documents filed with the SEC by Mead Johnson and its officers and directors. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Mead Johnson with the SEC. Page 3

Mead Johnson Nutrition Company Financial Information (UNAUDITED) Reconciliation of Non-GAAP to GAAP Results This news release contains non-GAAP financial measures, each of which is listed in the tables below. The items included in GAAP measures, but excluded for the purpose of determining the non-GAAP financial measure, include significant income/expenses not indicative of underlying operating results, including the related tax effect and, at times, the impact of foreign exchange. The non-GAAP measures represent an indication of the company’s underlying operating results and are intended to enhance an investor’s overall understanding of the company’s financial performance and ability to compare the company’s performance to that of its peer companies. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. Tables that reconcile non-GAAP to GAAP disclosure follow below. Non-GAAP EBITDA Year Ended December 31, 2016 EBIT $ 818.7 Pension Remeasurement (a) (7.4) Fuel for Growth (b) 29.2 Venezuela (c) 81.8 All Other (d) 4.5 Depreciation and Amortization 99.6 Non-GAAP EBITDA 1,026.4 Consolidated Net Debt December 31, 2016 Short-term borrowings $ 3.9 Long-Term Debt 2,976.2 Total Debt 2,980.1 Less: Cash and cash equivalents 1,795.4 Ned debt $ 1,184.7 (a) Pension Remeasurement: When incurred, gains and losses related to the remeasurement of defined benefit pension and post-employment benefit plans are classified as Specified Items and excluded from non-GAAP performance measures. Pension remeasurement reflects changes in the pension assets and liabilities above what was estimated and included in periodic costs. Factors beyond our control such as changes in discount rates, market volatility and mortality assumptions drive the remeasurement amount. The majority of our pension and post-employment plans are frozen, and therefore the benefit provided to such employees is not related to our underlying operations. (b) Fuel for Growth: The Company approved a plan to implement a business productivity program referred to as “Fuel for Growth,” during the third quarter of 2015, which is anticipated to be implemented over a three-year period. Fuel for Growth is designed to improve operating efficiencies and reduce costs. Fuel for Growth is expected to improve profitability and create additional investments behind brand building and growth initiatives. Fuel for Growth focuses on the optimization of resources within various operating functions and certain third party costs across the business. (c) Venezuela: Foreign exchange losses, long-lived asset impairments and other asset write-offs in Venezuela. (d) All Other: Primarily includes restructuring costs in 2016. Page 4